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Exhibit 5.3

To:

Millicom International Cellular S.A.
75, route de Longwy
L-8080 Bertrange
Luxembourg

MILLICOM INTERNATIONAL OPERATIONS B.V.
GUARANTEE IN RESPECT OF
2% SENIOR CONVERTIBLE PIK NOTES DUE 2006

Privileged
Amsterdam, 26 January 2004

Dear Sir/Madam,

        We, the undersigned, have acted as special counsel on certain matters of Dutch law to Millicom International Operations B.V., a private limited liability company under the laws of the Netherlands (the "Guarantor") to render an opinion in connection with the Guarantee (as defined below) issued by the Guarantor as wholly-owned subsidiary of Millicom International Cellular S.A. ("Millicom"). This opinion is rendered in connection with the preparation and filing of the registration statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the $63,531,000 2% senior convertible PIK notes due 2006 issued by Millicom (the "Notes").

        Capitalised terms used in this opinion are for ease of reference only and shall not affect the interpretation hereof.

        In this opinion:

          "Guarantee" means the guarantee dated 7 May 2003, executed by the Guarantor, in respect of the obligations of Millicom under the indenture dated 8 May 2003 (the "Indenture") between Millicom and the Bank of New York.

        In rendering this opinion, we have examined and relied upon a faxed copy of the executed copy of the Guarantee and upon the following documents:

  (a)
  an electronically submitted copy of a draft of the Registration Statement, received by us on 29 December 2003;

  (b)
  an electronically submitted copy of the Indenture;

  (c)
  a faxed copy of the deed of incorporation (oprichtingsakte), dated 4 March 1999 (the "Deed of Incorporation"), including the articles of association (statuten) of the Guarantor (the "Articles");

  (d)
  a faxed copy of an excerpt dated 10 January 2003 from the trade register of the Chamber of Commerce in Amsterdam, the Netherlands (the "Trade Register Amsterdam") in respect of the Guarantor ("Excerpt 1");

  (e)
  a faxed copy of an excerpt dated 26 January, 2004 from the trade register of the Chamber of Commerce in Rotterdam, the Netherlands (the "Trade Register Rotterdam") in respect of the Guarantor ("Excerpt 2"); and

  (f)
  a faxed copy of the resolution of the management board of the Guarantor (the "Management Board"), dated 7 May 2003, resolving to enter into the Guarantee (the "Board Resolution") (directiebesluit).

        For the purpose of the opinions expressed herein, we have assumed:

  (i)
  the genuineness of signatures;

  (ii)
  the authenticity of all documents submitted to us as originals;

  (iii)
  the conformity to the originals of all documents submitted to us as conformed copies;

  (iv)
  that the information recorded in Excerpt 1 is true, accurate and complete as of 7 May 2003 (although not constituting conclusive evidence thereof, our assumption is supported by information obtained by telephone on 7 May 2003 from the Trade Register Amsterdam confirming that no changes were registered after the date of Excerpt 1);

  (v)
  that the information recorded in Excerpt 2 is true, accurate and complete as of the date hereof (although not constituting conclusive evidence thereof, our assumption is supported by information obtained by telephone today from the Trade Register Rotterdam confirming that no changes were registered after the date of Excerpt 2);

  (vi)
  that (i) the Deed of Incorporation is a valid notarial deed (authentieke akte), (ii) the contents thereof are correct and complete and (iii) there were no defects in the incorporation process (not appearing on the face of the Deed of Incorporation) for which a court might dissolve the Guarantor;

  (vii)
  that the Articles are the articles of association (statuten) of the Guarantor in force as of 7 May 2003 and as of the date hereof (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Excerpt 1 and Excerpt 2);

  (viii)
  that the Guarantee has not been amended, supplemented, terminated, rescinded or declared null and void by a court;

  (ix)
  that each party to the Guarantee, other than the Guarantor, is validly existing under the laws under which it is purported to have been incorporated;

  (x)
  that (a) each party to the Guarantee, other than the Guarantor, has all requisite power (corporate and otherwise) to enter into, to execute and deliver, and to perform its obligations under the Guarantee, that (b) the Guarantee has been duly authorised by all the parties thereto, and that (c) the Guarantee has been duly executed and delivered by or on behalf of the parties thereto other than the Guarantor;

  (xi)
  that the Guarantee has been signed on behalf of the Guarantor by one or more persons authorised to represent the Guarantor;

  (xii)
  that the general meeting of shareholders of the Guarantor, after having been informed by the Management Board of a potential conflict of interest in respect of the transactions contemplated by the Guarantee, has not designated one or more persons (other than the members of the Management Board) to represent the Guarantor in the event of a conflict of interest;

  (xiii)
  that the Guarantee constitutes the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with its terms, under the laws by which it is expressed to be governed and under the laws of any other relevant jurisdiction (other than the laws of the Netherlands);

  (xiv)
  that the Guarantor has not been dissolved (ontbonden), merged (gefuseerd), split up (gesplitst), granted a suspension of payments (surséance verleend) or declared bankrupt (failliet verklaard) or been made subject to any other insolvency proceeding listed in Annex A of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings ("Insolvency Regulation") (although not constituting conclusive evidence thereof, this assumption is supported by (a) the contents of Excerpt 1 and Excerpt 2, and (b) information obtained by telephone today from the bankruptcy clerk's office (faillissementsgriffie) of the court (rechtbank) in Amsterdam; and

  (xv)
  that the Guarantor has no works council (ondernemingsraad) (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Excerpt 1 and Excerpt 2).

        Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion on the date hereof that:

Corporate Status

A.
The Guarantor has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) under the laws of the Netherlands.

Corporate Power

B.
The Guarantor has the corporate power to execute and deliver the Guarantee and to perform its obligations thereunder.

Duly Executed and Delivered

C.
The Guarantee has been duly executed and delivered by the Guarantor.

Choice of Law

D.
The choice of the laws of the State of New York as the law governing the Guarantee, except for the ranking provisions of Section 2.2 subparagraph (c) of the Guarantee, which shall be governed by the laws of the Netherlands, is valid and binding under the laws of the Netherlands, except (i) to that extent that any term of the Guarantee or any provision of the laws of the State of New York applicable to the Guarantee is manifestly incompatible with the public policy (ordre public) of the Netherlands and (ii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of the Netherlands or that other jurisdiction those rules must be applied irrespective of the chosen law.

E.
The choice of the laws of the Netherlands governing the ranking provisions of Section 2.2 subparagraph (c) of the Guarantee, is valid and binding under the laws of the Netherlands, except that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction, those rules must be applied irrespective of the chosen law.

Legal validity

F.
Subject to paragraph D. and E. above, the Guarantee constitutes the legal, valid and binding obligations of the Guarantor under the laws of the Netherlands, enforceable against the Guarantor in accordance with its terms.

        The opinions set forth above are subject to the following qualifications:

  a.
  The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (Actio Pauliana), reorganisation, suspension of payments (surséance van betaling), and other or similar laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors' rights (including but not limited to the laws that apply pursuant to the Insolvency Regulation).

  b.
  The opinions expressed herein may be affected by the general defences available to obligors under Dutch law in respect of the validity and enforceability of contractual obligations such as (i) the principles of reasonableness and fairness (redelijkheid en billijkheid) and modification on grounds of unforeseen circumstances (onvoorziene omstandigheden), (ii) avoidance on grounds of duress (bedreiging), deceit (bedrog) or undue influence (misbruik van omstandigheden) and (iii), if and to the extent not waived in the Guarantee, force majeure, "exceptio non adimpleti contractus" (i.e. the right to suspend performance as long as the other party is in default in respect of its obligations), the right to set-off, the right to dissolve the Guarantee upon default by the other party and the right to avoid the Guarantee on grounds of mistake (dwaling).

  c.
  Under the laws of the Netherlands, each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Guarantor in the Guarantee will terminate by force of law, without notice, upon bankruptcy (faillissement), and will cease to be effective in case of a suspension of payments (surséance van betaling), of the Guarantor. To the extent that the appointment by the Guarantor of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

  d.
  With respect to the appointment by the Guarantor of a process agent, it should be noted that according to Dutch law a legal or natural person is upon certain conditions entitled to elect a domicile which is different from its/his physical or real domicile. However, we are not aware of any case law confirming that the principle referred to in the foregoing sentence also includes the possibility to validly elect a domicile outside the Netherlands for service of process purposes. Therefore, we recommend that, in the event of initiating legal proceedings against a party domiciled or residing in the Netherlands, service of process is also effected upon him at his domicile or residence in the Netherlands.

  e.
  The consent to jurisdiction, as provided in Section 4.5 of the Guarantee, is valid and binding upon the Company under the laws of the Netherlands, provided, however, that such consent (i) may not be given effect with respect to claims the amount of which does not exceed € 5,000 and (ii) does not preclude that claims be brought before the provisional measures judge (voorzieningenrechter) of a competent court in the Netherlands.

  f.
  In the absence of an applicable convention between the United States and the Netherlands, a judgement rendered by a federal or state court in the Borough of Manhattan, The City of New York will not be enforced by the courts of the Netherlands. In order to obtain a judgement which is enforceable in the Netherlands the claim must be relitigated before a competent Dutch court. A judgement rendered by a federal or state court in the Borough of Manhattan, The City of New York pursuant to Section 4.5 of the Guarantee will, under current practice, be recognised by a Dutch court (i) if that judgement results from proceedings compatible with Dutch concepts of due process, (ii) if that judgement does not contravene public policy (ordre public) of the Netherlands and (iii) if the jurisdiction of the federal or state court in the Borough of Manhattan, The City of New York has been based on internationally acceptable ground. If the judgement is recognised by a Dutch court, that court will generally grant the same judgement without relitigation on the merits.

  g.
  Under the laws of the Netherlands, a legal act (rechtshandeling) by a company may be voidable or unenforceable on the basis of the ultra vires provisions set forth in section 2:7 of the Dutch Civil Code, if such legal act falls outside the corporate objects (doel) of the company and the other party to such legal act knew, or should have been aware, hereof. Only the company (which is, in the case of bankruptcy, represented by its trustee in bankruptcy) can invoke ultra vires and, in principle, the right to invoke ultra vires expires after a lapse of three years after the legal act concerned.

    Case law from the Dutch Supreme Court (Hoge Raad) and legal doctrine indicate that in determining whether a legal act is in furtherance of the objects of the company, one must not only take into account the text of the objects clause in the articles of association (statuten) of the company, but also whether the legal act is in the interest of the company (i.e. whether the company derives commercial benefit from the transaction of which the legal act forms part). Furthermore, in making that determination, one should consider the transaction as a whole, taking into account all circumstances of the case.

    We are not in a position to assess the risk of ultra vires in connection with the entering by the Guarantor into of the Guarantee, as this depends largely on factual matters. However, in view of the position taken by the Management Board as reflected in the Board Resolution and (a) assuming that the continuity of the Guarantor will not be threatened as a result of the enforcement of the Guarantee, and (b) given the corporate purposes of the Guarantor as holding and finance company, as expressed in the objects clause in the Articles, and the fact that the objects clause in the Articles explicitly allows the granting of guarantees and security for the obligations of group companies, it is, in our view, unlikely that the above ultra vires provision could be successfully invoked by the Guarantor.

        We express no opinion on any laws other than the laws of the Netherlands (unpublished case law not included) as it currently stands in the Netherlands. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or other regulations of general application). In this opinion we express no opinion on tax law.

        In this opinion Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising thereunder will be governed by Dutch law and be exclusively brought before a Dutch court and is subject to our general conditions which include a limitation of liability (a copy of which is attached hereto).

        This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Guarantee or any other document examined in connection with this opinion except as expressly confirmed herein.

        This opinion is addressed to you and may only be relied upon by you in connection with the transactions to which the Guarantee relates, and may not be relied upon by any other person, firm, company or institution without our prior written consent. In addition, the opinion is not to be transmitted, used, circulated, quoted, reproduced or otherwise referred to, in whole or in part, nor is to be filed with or furnished with any governmental agency, except that we hereby consent to (i) its filing with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and (ii) the reference to it under the caption "legal matters" in the prospectus included in the Registration Statement (but without prejudice to our view that we are not a person whose consent for that filing and reference is required under Section 7 of the United States Securities Act of 1933, as amended).

Yours faithfully, Loyens & Loeff /s/ Loyens & Loeff

GENERAL CONDITIONS LOYENS & LOEFF

  1.
  Loyens & Loeff is a partnership (maatschap) established at Amsterdam, under the laws of the Netherlands, consisting of professional corporations. A list of partners will be provided upon request.

  2.
  Instructions to Loyens & Loeff or any of its partners or employees will be deemed to be instructions accepted by and carried out by Loyens & Loeff only. The provisions of Article 7:404 and 7:407 section 2 of the Dutch Civil Code will not be applicable.

  3.
  Any liability of Loyens & Loeff is limited to the amount to which a claim is awarded under the firm's professional liability insurance(s) in the matter concerned, to be increased by the amount of the deductible which according to the terms and conditions of the insurance policy will not be for the account of the insurers. Information about the (cover under the) professional liability insurance(s) entered into by Loyens & Loeff will be furnished upon request.

  4.
  When engaging third parties on client matters, Loyens & Loeff will in so far as practically possible do so after consultation with the client concerned. It will exercise due care in selecting these third parties. Loyens & Loeff shall not be liable for any shortcomings of these third parties and is entitled, without prior consultation with the client (also) on behalf of the client to accept any liability restriction on the part of third parties it engages.

  5.
  Anyone making use of the services of Loyens & Loeff grants advance authorisation to those performing the services to disclose to others of Loyens & Loeff not directly involved in the performance of the services the information which for the purpose of client care is useful and/or necessary to such others.

  6.
  All relationships between Loyens & Loeff and its clients, as well as those who make use of its services, are governed by the laws of the Netherlands. Disputes shall be submitted exclusively to the competent court in Amsterdam, the Netherlands.

  7.
  All rights of action and other powers of whatever nature vis-à-vis Loyens & Loeff related to services provided by Loyens & Loeff shall lapse in any event one year after the moment on which the party involved is aware or could reasonably be aware of the existence of these rights and powers.

  8.
  These terms and conditions are stipulated not only for the benefit of Loyens & Loeff, but also for the benefits of its partners, including the (managing) directors thereof, and of all personnel of and other persons who are or have been employed by Loyens & Loeff.

  9.
  These general conditions are drawn up in Dutch and in English. The Dutch text is binding.

Deposited with Registry of the Amsterdam District Court on 3 January 2000.

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  Exhibit 5.3
MILLICOM INTERNATIONAL OPERATIONS B.V. GUARANTEE IN RESPECT OF 2% SENIOR CONVERTIBLE PIK NOTES DUE 2006